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                                                                    EXHIBIT 99.5

                                     PROXY


                             McKESSON CORPORATION

                           PROXY FOR SPECIAL MEETING
                          ____ P.M., ________ _, 1999

       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned, whose signature appears on the reverse side, hereby constitutes and appoints Mark A. Pulido, Ivan D. Meyerson and Nancy A. Miller, and each of them, with full power of substitution, proxies to vote all of the shares of common stock of McKesson Corporation which the undersigned is entitled to vote
at the Special Meeting of Stockholders to be held in the             at the
             San Francisco, California, on _________ _, 1999, and any adjournments thereof, as specified upon the matter indicated on the reverse side.


You are urged to specify your voting preference by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The above named proxies cannot vote your shares unless you (1) vote by telephone as described on the reverse side, or (2) sign and return this card.


                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------



                            YOUR VOTE IS IMPORTANT

                       YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call toll free as described in the instructions on the reverse side. There is NO CHARGE to you for this call, if calling from the United States, Canada, Puerto Rico and the U.S. Virgin Islands.

                                      or
                                      --

2. Mark, sign and date your proxy card and return it promptly in the enclosed business reply envelope.

                                  PLEASE VOTE
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     PLEASE MARK YOUR
[X]  VOTE AS IN THIS
     EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:
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                                                         FOR   AGAINST  ABSTAIN
                                                         [_]     [_]      [_]

1.   Approval of the Agreement and Plan of             PLEASE CAST YOUR VOTE BY
     Merger, dated as of October 17, 1998,             TELEPHONE AS INSTRUCTED
     as amended by Amendment No. 1 thereto             BELOW OR COMPLETE, DATE,
     (the "Merger Agreement"), by and                  SIGN AND MAIL THIS PROXY
     among McKesson Corporation ("McKesson"),          PROMPTLY IN THE ENCLOSED
     McKesson Merger Sub, Inc., a newly                BUSINESS REPLY ENVELOPE.
     formed, wholly owned subsidiary of
     McKesson ("Merger Sub") and HBO & Company
     ("HBOC"), the issuance of shares of commmon stock, par value $0.01 per share, of McKesson in the merger of Merger Sub with and into HBOC and the change of McKesson's corporate name to "McKesson HBOC, Inc.", all in accordance with the Merger
     Agreement.

     Signature_____________________(Signature, if held jointly)_____________________Date:_____, 1998

     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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      FOLD AND DETACH HERE - IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                               VOTE BY TELEPHONE
                                 QUICK & EASY

McKESSON encourages stockholders to take advantage of a new cost-effective and convenient way to vote their shares - by telephone. You may vote by telephone 24 hours a day, 7 days a week. To access the telephone voting system, you must use a touch-tone telephone and follow the instructions below:

 .    Stockholders calling from the United States, Canada, Puerto Rico and the
     U.S. Virgin Islands may dial toll-free 1-800-652-8683 (1-800-OK2-VOTE). If you call from other locations, you may dial 201-324-0377, and you will bear the normal cost of international telephone access charges to use the telephone voting service.

 .    When requested, enter the last 4 digits of your U.S. Social Security Number
     (if you have one) and your Voter Control Number printed in the box above, just below the perforation.

 .    The instructions will lead you through the simple voting process.

TELEPHONE VOTING PROVIDES THE SAME AUTHORIZATION TO VOTE YOUR SHARES AS IF YOU MARKED, SIGNED, DATED AND RETURNED THE PROXY CARD. IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

                             THANK YOU FOR VOTING.